Exhibit (a)(16)

DWS VARIABLE SERIES II

Amended and Restated Establishment and Designation of Series and
Classes of Shares of Beneficial Interest, With $0.01 Par Value

WHEREAS, the Trustees of DWS Variable Series II (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective March 7, 2014, restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article V, Sections 5.10 and 5.12 of the Declaration, the Trustees, at a meeting held on July 10, 2013, authorized the following Series’ name changes:

•	The Series of Shares known as DWS Alternative Asset Allocation VIP is renamed “Deutsche Alternative Asset Allocation VIP;”

•	The Series of Shares known as DWS Global Growth VIP is renamed “Deutsche Global Growth VIP;”

•	The Series of Shares known as DWS Global Income Builder VIP is renamed “Deutsche Global Income Builder VIP;”

•	The Series of Shares known as DWS Government & Agency Securities VIP is renamed “Deutsche Government & Agency Securities VIP;”

•	The Series of Shares known as DWS High Income VIP is renamed “Deutsche High Income VIP;”

•	The Series of Shares known as DWS Large Cap Value VIP is renamed “Deutsche Large Cap Value VIP;”

•	The Series of Shares known as DWS Money Market VIP is renamed “Deutsche Money Market VIP;”

•	The Series of Shares known as DWS Small Mid Cap Growth VIP is renamed “Deutsche Small Mid Cap Growth VIP;”

•	The Series of Shares known as DWS Small Mid Cap Value VIP is renamed “Deutsche Small Mid Cap Value VIP;” and

•	The Series of Shares known as DWS Unconstrained Income VIP is renamed “Deutsche Unconstrained Income VIP;”

WHEREAS, pursuant to Article V, Sections 5.10 and 5.12 of the Declaration, the Trustees, at a meeting held on May 14, 2014, authorized the following Series’ name changes:

•	The Series of Shares known as DWS Global Equity VIP is renamed “Deutsche Global Equity VIP;”

•	The Series of Shares known as DWS Risk Pilot VIP is renamed “Deutsche Risk Pilot VIP;” and

•	The Series of Shares known as DWS Risk Pilot Discovery VIP is renamed “Deutsche Risk Pilot Discovery VIP;”

WHEREAS, all Series’ name changes are to be effective August 11, 2014.

NOW THEREFORE, pursuant to Article V, Section 5.12 and Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, effective August 11, 2014, hereby amend and restate the Trust’s Prior Designations, the terms of which are to supersede any terms set forth in the Prior Designations:

1.           The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.01 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

Deutsche Alternative Asset Allocation VIP                                                   Class A
Class B

Deutsche Global Equity VIP                                                                              Class A

Deutsche Global Growth VIP                                                                             Class A
Class B

Deutsche Global Income Builder VIP                                                                Class A

Deutsche Government & Agency Securities VIP                                            Class A
 Class B

Deutsche High Income VIP                                                                                 Class A
 Class B

Deutsche Large Cap Value VIP                                                                           Class A

 Class B

Deutsche Money Market VIP                                                                             Class A

Deutsche Risk Pilot VIP                                                                                       Class B

Deutsche Risk Pilot Discovery VIP                                                                    Class B

Deutsche Small Mid Cap Growth VIP                                                                 Class A

Deutsche Small Mid Cap Value VIP                                                                    Class A
  Class B

Deutsche Unconstrained Income VIP                                                                Class A

2.           For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law.  The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, (if applicable) as such prospectus or statement of additional information may be further supplemented from time to time.

3.           The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 9th day of July 2014.

/s/John W. Ballantine	/s/Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/Dawn-Marie Driscoll	/s/Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/Paul K. Freeman	/s/Kenneth C. Froewiss
Paul K. Freeman, Trustee	Kenneth C. Froewiss, Trustee
/s/Richard J. Herring	/s/William McClayton
Richard J. Herring, Trustee	William McClayton, Trustee
/s/Rebecca W. Rimel	/s/William N. Searcy, Jr.
Rebecca W. Rimel, Trustee	William N. Searcy, Jr., Trustee
/s/Jean Gleason Stromberg,	/s/Robert H. Wadsworth
Jean Gleason Stromberg, Trustee	Robert H. Wadsworth, Trustee